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                                                                     EXHIBIT 5.1


                  [Stradling Yocca Carlson & Rauth Letterhead]
                                 April 16, 2001


Interplay Entertainment Corp.
16815 Von Karman Ave.
Irvine, CA 92606

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     At your request, we have examined the form of the Registration Statement on Form S-3 (the "Registration Statement") being filed by Interplay Entertainment Corp., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 16,253,540 shares of the Company's Common Stock, $0.001 par value (the "Common Stock"), issued to certain persons (the "Selling Stockholders") pursuant to a Common Stock Subscription Agreement dated March 29, 2001 among the Company and such Selling Stockholders, and issuable pursuant to certain Common Stock Purchase Warrants issued by the Company to the Selling Stockholders. The shares of Common Stock may be offered for resale from time to time by and for the account of the Selling Stockholders of the Company named in the Registration Statement.

     We have reviewed the corporate actions of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

     Based on the foregoing, it is our opinion that (a) the 8,126,770 shares of Common Stock covered by the Registration Statement have been duly authorized and validly issued, and are fully paid and nonassessable, and (b) the 8,126,770 shares of Common Stock which are issuable upon exercise of the Warrants have been duly authorized, and when fully paid in accordance with the terms and conditions set forth therein, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             /s/ STRADLING YOCCA CARLSON & RAUTH